Exhibit 5.1

April 18, 2008

QuadraMed Corporation

12110 Sunset Hills Road, Suite 600

Reston, VA 20190

Re:	QuadraMed Corporation – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to QuadraMed Corporation, a Delaware corporation (the “Company”), in connection with the filing by the Company on April 18, 2008 of a Registration Statement on Form S-8 (the “Registration Statement”), with the Securities and Exchange Commission (the “SEC”), pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration by the Company of an additional 250,000 shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”) under the Amended and Restated QuadraMed Corporation 2002 Employee Stock Purchase Plan (the “2002 Plan”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R., ss. 229.601(b)(5), under the Act.

For purposes of this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and Bylaws of the Company, as amended and in effect as of the date of this opinion, (ii) the 2002 Plan, (iii) resolutions adopted by the Board of Directors, and (iv) such corporate records, certificates, documents and other instruments, and such certificates or comparable documents of public officials and of officers and other representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to certain matters of fact, we have relied upon, and assumed the accuracy, completeness and genuineness of certificates of appropriate state and local officials, upon oral and written representations of responsible officers, employees, and agents of the Company and upon such other data as we deemed appropriate under the circumstances.

In rendering the opinions expressed below, we have assumed with your permission and without independent investigation: (i) the genuineness of all signatures; (ii) that where any signature (other than a signature of the Company) purports to have been made in a corporate, governmental, fiduciary or other capacity, the person who affixed such signature to such document had the power and authority to do so; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies; (v) the conformity of all provisions, terms and conditions contained in documents submitted to us in draft form with the provisions, terms and conditions contained in the executed final versions of such documents; (vi) that the documents, instruments and agreements shown to us are complete and no modifications to any thereof exist; (vii) that each individual who executes any document, instrument or agreement is legally competent to do so; and (viii) that each party, other than the Company, that has executed or will execute a document, instrument or agreement to which the Company is a signatory has all requisite power and authority and has duly and validly taken all necessary action to execute and deliver such documents, instruments and agreements and to perform the transactions contemplated thereby, that all such documents, instruments and agreements have been duly and validly executed and delivered by such party and that all such documents, instruments and agreements are legal, binding and enforceable obligations of such party.

We assume that the appropriate action will be taken, prior to the offer and sale of the Shares in accordance with the 2002 Plan, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

QuadraMed Corporation

April 18, 2008

Based on that examination and subject to the assumptions and qualifications set forth herein, it is our opinion that:

1.	The Shares have been duly authorized for issuance.

2.	The Shares when issued in accordance with the terms of the respective underlying documents in exchange for the consideration provided for therein, as applicable, will be validly issued, fully paid and nonassessable.

Members of this Firm are admitted to the bar in the District of Columbia. We express no opinion as to the laws of any state or jurisdiction other than, and our opinion herein is limited to, the General Corporation Law of the State of Delaware (including the statutory provisions thereof and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) as applied by the courts located in Delaware, and the federal laws of the United States of America to the extent specifically referred to herein. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

This opinion is rendered solely for your benefit in connection with the Registration Statement described above upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent.

Very truly yours,

/s/ Crowell & Moring LLP
Crowell & Moring LLP